Exhibit 99.1

Campus Crest Communities, Inc. (NYSE:CCG), a leading developer, builder, owner and manager of high-quality, purpose-built student housing, today provided an update on its portfolio leasing status for the 2012/2013 academic year. The following table contains the leasing status as of April 2, 2012.

PORTFOLIO LEASING STATUS FOR 2012/2013 ACADEMIC YEAR

				2012-2013 Leases		2011-2012 Leases
Property	Properties	Units	Beds	Signed (1)%		Signed (1)%
Wholly-Owned - Operating	27	5,156	13,884	7,334	52.8%	6,863	49.4%
Joint Venture - Operating	6	1,168	3,180	1,375	43.2%	1,518	47.7%

Sub Total All Operating Properties	33	6,324	17,064	8,709	51.0%	8,381	49.1%

Wholly-Owned - 2012 Deliveries	3	620	1,804	1,237	68.6%	0	0.0%
Joint Venture - 2012 Deliveries	3	662	1,856	761	41.0%	0	0.0%

Sub Total 2012 Deliveries	6	1,282	3,660	1,998	54.6%	0	0.0%

Total Portfolio	39	7,606	20,724	10,707	51.7%	8,381	49.1%

Wholly-Owned Portfolio	30	5,776	15,688	8,571	54.6%	6,863	49.4%

(1)	As of April 2, 2012 and April 3, 2011, respectively